UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 4, 2008 (December 28, 2007)

GOURMET HERB GROWERS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83375	87-0575571
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

606, 6/F
Ginza Plaza, 2A Sai Yeung Choi Street South
Mongkok, Kowloon, Hong Kong
(Address of Principal Executive Offices)

(852) 2388-3928
Registrant's Telephone Number, Including Area Code:

12890 Hilltop Road
Argyle, TX 76226
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Except as otherwise indicated by the context, references in this report to:

•

“Gourmet Herb,” “we,” “us,” “our,” or the “Company” are references to the combined business of Gourmet Herb Growers, Inc. and its wholly-owned Hong Kong operating subsidiary, The Hong Kong Winalite Group Limited, or Winalite;

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“China” and “PRC” are references to the People's Republic of China;

•

“RMB” refer to Renminbi, the legal currency of China;

•

“U.S. dollar,” “$” and “US$” are to the legal currency of the United States; and

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“Securities Act” mean the Securities Act of 1933, as amended, and “Exchange Act” mean the Securities Exchange Act of 1934, as amended.

On December 28, 2007, we entered into a share exchange agreement, or the Share Exchange Agreement, with Winalite, a Hong Kong company, and all of the stockholders of Winalite.  Pursuant to the Share Exchange Agreement, on December 28, 2007, the stockholders of Winalite transferred all of the shares of the capital stock of Winalite held by them, constituting all of the issued and outstanding stock of Winalite, in exchange for 352,914,286 newly issued shares of our common stock that, in the aggregate, constitute 96.5% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of such exchange.  As a result of this transaction, 365,714,286 shares of our common stock are currently issued and outstanding.

The foregoing description of the terms of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Share Exchange Agreement which is included as Exhibit 2.1 of this Current Report and is incorporated by reference herein.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 28, 2007, we completed an acquisition of Winalite pursuant to the Share Exchange Agreement.  The acquisition was accounted for as a recapitalization effected by a share exchange.  Winalite is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10-SB DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the Share Exchange Agreement involving Winalite, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or, as in our case, Form 10-SB.

Accordingly, we are providing below the information that would be included in a Form 10-SB.  The information provided below relates to the combined enterprises after the acquisition of Winalite, except that information relating to periods prior to the date of the reverse acquisition only relate to Gourmet Herb Growers, Inc. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our History

Our corporate name is Gourmet Herb Growers, Inc.  We were incorporated under the laws of Nevada on January 22, 1998.  We were formed to engage in the business of growing gourmet herbs and specialty vegetables for sale to, and use by, restaurants and delicatessens.  Our common stock has been quoted under the symbol “GMHB.OB” on the OTCBB since October, 1998.  From December 31, 2002 until December 28, 2007 when we completed a reverse acquisition transaction with Winalite, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

Acquisition of Winalite

On December 28, 2007, we acquired Winalite in a reverse acquisition transaction.  In that transaction, we issued to the stockholders of Winalite 352,914,286 shares of our common stock in exchange for all of the issued and outstanding capital stock of Winalite.  Winalite thereby became our wholly owned subsidiary and the former stockholders of Winalite became our controlling stockholders.  As a result of this transaction, 365,714,286 shares of our common stock are currently issued and outstanding.

We plan to effect and implement a 1-for-7.352380958 reverse stock split of our issued and outstanding shares of common stock, in which we will exchange one share of newly issued common stock for approximately 7.352380958 shares of our previously issued and outstanding common stock.  This reverse stock split will reduce the number of our issued and outstanding shares of common stock to 49,740,933 shares.  In addition, we plan to amend our articles of incorporation to change our name to Hong Kong Winalite Group, Inc.  Such amendment and reverse stock split are expected to be effected and implemented in January 2008.

In connection with our acquisition of Winalite, we assumed the rights and obligations of Winalite under certain restricted stock purchase agreements, or Purchase Agreements, that Winalite had entered into with several purchasers, or Purchasers, including four members of its management team and 160 expected service providers, distributors and sub-distributors of its products. All of the Purchase Agreements are in substantially the same form. Under the Purchase Agreements, the Purchasers bought a number of shares of Winalite at par value, a nominal amount.  All the shares are subject to a gradually declining right of repurchase by Winalite at the same price per share paid by the Purchasers, according to a vesting schedule attached to each of the Purchase Agreements.

Upon the closing of the reverse acquisition, Richard Crimmins, our sole director, submitted his resignation letter pursuant to which he resigned from all offices that he held and from his position as our director effective immediately.  At the same time, Jingjun Hu, Xijian Zhou and Kelvin G. Zheng became our directors and our executive officers were replaced by the executive officers of Winalite.

For accounting purposes, the share exchange transaction was treated as a reverse acquisition with Winalite as the acquiror and Gourmet Herb Growers, Inc. as the acquired party.  When we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Gourmet Herb Growers, Inc. on a consolidated basis unless the context suggests otherwise.

Overview

We are a holding company that only operates through our directly owned Hong Kong subsidiary, Winalite.  Winalite was incorporated on September 10, 2007.  Through Winalite, we plan to market and sell personal health and hygiene products in China and internationally.  Initially, these products will consist of sanitary pads and pantiliners.  We plan to procure all of the goods that we sell from one or more independent manufacturers in mainland China and sell them to consumers internationally through our contracted direct-selling distributors and wholesale and retail establishments.  We also plan to add other health and hygiene products to our product offerings within the coming months and years.  We expect to generate our revenues in three principal ways: from the resale at a profit of products manufactured to our specifications, from the delivery of consulting, management, technical, marketing, financial and/or other services to our distributors, and from the license of the Winalite mark and brand to the manufacturers and distributors of our products.

Our products will initially be manufactured for us by Shenzhen Winalite Technology Co., Ltd., or SWT, under a Master Purchase and Supply Agreement, or MPSA, which we expect to sign in January 2008.  We have prepared a draft of the MPSA and have begun negotiating the terms of the MPSA with SWT, but have not yet executed the MPSA with SWT.  The prices we expect to pay for the products will be set by the MPSA and once the MPSA is signed may only be changed by agreement of the parties.  SWT will be responsible for marking and labeling the products and their packaging, and for quality control according to our specifications and subject to our inspection.  We expect that SWT will supply exclusively to us and will not be permitted to manufacture or sell the same or functionally equivalent products to any other party.  We expect that the MPSA will have an indefinite term but may be terminated on six months' notice by either party or upon specified events, such as the insolvency of either party. We expect to begin purchasing products from SWT in January 2008.

We also expect to enter into Exclusive International Distribution Agreements, or Distribution Agreements, with four third party distributors in January 2008.  We have prepared a form of Distribution Agreement and delivered the form to the four distributors, but we have not yet negotiated the terms of the Distribution Agreements, nor have we signed any of the Distribution Agreements.  We expect that the distributors will purchase from us the products we expect to buy from SWT, and resell those products through direct marketing and/or other channels in their defined, exclusive territories. The distributors will be responsible to us for promoting sales of our products in their territories, maintaining adequate sales forces, and other customary functions.  The distributors will have the right to appoint sub-distributors and will be required to report periodically to us on their activities. As we expand, we anticipate appointing additional distributors for new territories.

In addition to selling our products to our distributors, we will provide certain consulting, management, technical, marketing, financial and/or other services to our distributors pursuant to separate Consulting and Management Services Agreements that we plan to enter into with our distributors.  We expect that we will be paid a fee by our distributors for these services.

Finally, we plan to enter into separate License Agreements with each of our distributors, under which we will license the Winalite mark and brand, solely for use in their assigned, exclusive territories, and solely for the purpose of carrying out their activities under the Distribution Agreements.  We expect that we will be paid a fee by our distributors for this license, based on the volume of their purchases of products from us.

The manufacturer of our products and some or all of the third parties who will distribute our products have up to now been using the name “Winalite” and one or more marks incorporating that name. We expect that our agreements with all these parties will include the transfer to us of all rights to the word, “Winalite,” as well as any trademark, trade name, or copyright to that word and any representation or design incorporating that word. As described above, we will then license that word, mark and brand back to the manufacturer and distributors of our products solely for use in carrying out their obligations under our agreements with them.

The Products that we Sell

We classify the products that we will initially sell into three categories: (1) ultra-thin regular anionic sanitary pads; (2) ultra-thin long anionic sanitary pads; and (3) anionic pantiliners.  We expect that the sanitary pads and pantiliners that we expect to sell will be patented in the PRC and various other countries where we expect to sell our products.  SWT has applied for patents for these products in these countries, however the applications are pending approval by the relevant governmental authorities.  These products have been tested by various independent Chinese agencies, including SGS-CSTC Standards Technical Services Co., Ltd., Shanghai Textile Industry Technology Intendance, National Paper Product Quality Control Institution Shanghai Office, and East China Normal University.

We expect that all the sanitary pads and pantiliners will be sold in combination packages, but will be individually wrapped so that they can be carried discreetly without being contaminated.  Each piece of pad or pantiliner will incorporate “Anionic Padding,” which contains an anionic core that is able to generate anions by slight body friction.  Anions are negatively charged ions.  An ion is an atom or molecule which has lost or gained one or more electrons, making it positively or negatively charged.  Anions are negatively charged because there are more electrons associated with them than there are protons in their nuclei.  The anionic core may be able to generate up to 6,070 anions per cubic centimeter such that the sanitary pads and pantiliners could be antibacterial, and could be able to prevent the contraction of certain diseases, reduce the acidic environment around the vaginal area, and absorb odor.

Our Industry

In 2005, world personal health and hygiene product sales surpassed $40 billion.  Such products included feminine hygiene products, disposable diapers, adult incontinence products, and other products.  See June 18, 2007 report of Fountain Investment, available at http://www.ftvc.com.cn/show.aspx?id=1175&cid=33.  As China has become more affluent, its population, especially its female population, has grown more conscious of the benefits of personal health and hygiene products.

In light of China's rapid economic development, as well as high rates of infection and outbreaks of gynecological diseases, we believe that the market for high-end feminine hygiene as well as other personal care products has growth potential in China.

Our Intellectual Property

We expect to sign license agreements with each of our four top-level distributors under which we will license to them, only for so long as they remain our distributors, the Winalite brand and other intellectual property necessary to market, sell and distribute our products. We expect that our distributors will pay us a fee for this license, calculated as a percentage of the monetary value of their purchases of products from us.

We currently do not possess any patents or trademarks registered with any governmental authorities.  However, SWT has applied for patents for some of the products that we initially plan to sell.

Our Research and Development Efforts

We do not plan to have an internal research and development program.  We plan to work with external research and development organizations to identify new marketing opportunities.

Our Sales and Marketing Efforts – How We Will Sell Our Products

Product Sales and Strategy

Our business will be to engage in global network marketing of personal hygiene products.  Beginning in January 2008, we expect to sell branded, fast-moving consumer goods to distributors worldwide, who in turn will sell such products to consumers through direct selling, except in mainland China, where we expect that our contract distributors will sell through wholesaling and retailing distributorships.

Marketing Strategy

Our marketing objective is to expand our distributor base and geographic presence, and help our distributors to increase net sales through management training and consulting. We believe the following marketing initiatives will grow our business:

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We plan to grow our business in part through our direct-selling model.  In mainland China, we plan to promote our network marketing strategy by selling to retail and wholesale distributorships.

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We plan for our distributors outside mainland China to employ a direct-selling model that we design for them.  We expect that with our consulting and training services and the products we re-sell to them, our direct-selling distributors will become steady sources of profit.  In mainland China, due to certain regulations, we plan for our distributors to sell through wholesaling and retailing distributorships. We expect that this business model will prove profitable and competitive with other retail and wholesale business models because of the superior training, expertise, and motivation that we intend to promote in our distributors.

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We plan to select the most attractive countries and regions to enter and target customers in the top-25% income bracket.

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We believe that the products that we will sell will be patent-protected and of superior quality. Therefore, we plan to target upscale customers in well-developed countries and regions and wealthy segments in developing countries, where there is increasing demand for quality fast moving consumer goods.

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We plan to be persistent in exploring new markets and increasing our geographic reach and presence.

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We expect to have distributor networks in 15 to 20 countries in Southeastern Asia and regions located in Australasia, North Asia, Europe, America and Africa by the end of 2009. Before entering a new market, we plan to find experienced distributors.  We also plan to register the products that we sell in prospective countries and regions.  This process would average 3 months to register each product. We plan to assist distributors in designing a sales launch plan. Management estimates that the entire new market launch process to be 6-8 months in length, depending on various market factors, including the economic environment and governmental regulation.

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We plan to launch new product marketing lines by leveraging the initial markets that we develop for our current products.

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We plan to develop new product lines in line with market demand based on distributor feedback and our own market research. On an ongoing basis, we plan to launch 2-4 new products each quarter to be available in all existing markets in addition to our core product portfolio. In that regard, we plan to leverage our existing resources to reduce costs.

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We plan to seek partnerships with credible institutions and organizations that will facilitate building brand awareness and researching demand for other products.

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We plan to seek partnerships with the research centers of well-known universities in China and worldwide to further increase awareness of the products that we sell and to research market demand for potential future products.

Our Competition

The personal health and hygiene industry both within China and globally is highly fragmented and intensely competitive.  Many of our competitors, both domestic and international, have significant research and development capabilities and financial, scientific, manufacturing, marketing and sales resources.  In China, we compete principally with Fujian Hengan Group, Ltd., Fujian Hengli Group, Ltd. and Procter & Gamble Co.  Internationally, we compete principally with Procter & Gamble Co. and Johnson & Johnson.

We compete with our competitors based upon the price and quality of the products that we sell, brand awareness, ability to produce a diverse range of products, and customer service.

Our Competitive Strengths

We believe that our competitive strengths include:

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An Experienced Management Team.  Our senior management is equipped with extensive direct sales and other marketing experience.  For instance, our executive management team is led by Mr. Percy Chin, a well-known expert in the direct sales business who has more than 10 years management experience in the direct sales business, including as a member of senior management of China based teams for Revlon, Herbalife and Amway.  Our Chief Marketing Office, Mr. Xijian Zhou, has several years of network marketing experience, including as a member of the China based management team of Nu Skin Enterprises Inc. and Amway.

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New product development.  We believe that new products are a key driver of customer traffic and purchases.  Our distributors and internal marketing forces, complemented by relationships that we expect to develop with experts at outside research institutions, will spur innovation in our product offerings and ongoing development of untapped markets.

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Favorable direct sale model.  We believe that our vertically integrated network marketing structure will be able to support a higher sales volume without adding significant costs.  Through the network marketing arrangements we plan to build, we anticipate that our distributors will be able to grow business without employing internal sales forces.  We believe that most marketing expenses will be borne by distributors.

Regulation

There are no specific rules or regulations applicable to a company engaged in direct selling in countries where we expect to sell our products.  In China, companies may not re-sell through a direct marketing arrangement without being licensed to do so by the relevant governmental authorities.  Therefore, our distributors will not initially be engaged in direct selling inside China and will instead be selling through wholesale and retail distribution.  Wholesale and retail selling of personal health and hygiene products is not highly regulated in China.  Only the general rules of commerce, both in China and in the other countries our products will be sold, are applicable.

Our Employees

We do not currently have any employees, other than our 4 officers, who constitute our senior management team.  We expect to hire a total of 14 full-time employees over the next twelve months and we expect these employees to be allocated among job functions conducted at the company as follows:

Department	Number of Employees
Domestic Sales	3
Human Resources	1
International Sales	7
Finance	3
Total	14

DESCRIPTION OF PROPERTY

We sub-lease our current office space.  Our sub-landlord, Hong Kong Yuelang International Electronic Commerce Co., Limited, or  Yuelang, has granted us a verbal sub-lease for an indefinite term.  We pay Yuelang HK$21,503 (approximately $2,756) per month.  We expect to either enter into a written lease agreement with Yuelang's landlord, World Gold Limited, or enter into a lease agreement for a different office space, in the near future.  Currently, we do not own or lease any other properties or facilities.

RISK FACTORS

You should carefully consider the risks described below, which constitute all of the material risks facing us.  If any of the following risks actually occur, our business could be harmed.  You should also refer to the other information about us contained in this report, including our financial statements and related notes.

RISKS RELATED TO OUR BUSINESS

We are an early stage development company and we have no operating history.  We have not earned any revenues and it is uncertain whether we will earn any revenues in the future or whether we will ultimately be profitable.

We are in the development stage and our future operations are subject to all of the risks inherent in the establishment of a new business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development of a new company engaged in the business of selling personal care and hygiene products.  We may not be able to effectuate our business plan in the future and we may not have sufficient funds available to complete our marketing and development programs or to market any products.  In addition, as a result of our limited operating history, we expect to incur substantial operating losses until we can generate sufficient revenues from the sales of the products that we acquire to cover our operating costs.  We currently have limited sources of potential operating revenue and there can be no assurance that we will be able to develop revenue sources or that our operations will ever become profitable.

Third-party suppliers and distributors are expected provide and sell all of our products, and the loss of them or a disruption or interruption in the supply or distribution chain may adversely affect our business.

We expect to sign the MPSA with SWT for the acquisition from SWT of all of the products we will initially sell.  We also expect enter into Distribution Agreements with four third party distributors in January 2008 for the sale of the products acquired from SWT.  We expect to enter into similar agreements in the future with other manufacturers and distributors relating to the sale of different products.  All of our products will be purchased from these various suppliers and will be sold by these various distributors.  The inability to enter into a manufacturing agreement with SWT or, if we do enter into such an agreement in the future, the loss of SWT as our supplier or, in the future, the inability to enter into agreements with other suppliers, or if we do enter into such agreements, the loss of any other suppliers that we may have a relationship with, or a significant disruption or interruption in the supply chain could have a material adverse effect on our ability to acquire the products that we plan to sell.  By the same token, the inability to enter into a distribution agreements with these four third party distributors or, if we do enter into such agreements in the future, the loss of these four third party distributors as our distributors or, in the future, the inability to enter into agreements with other distributors, or if we do enter into such agreements, the loss of any other distributors that we may have a relationship with, or a significant disruption or interruption in the distribution chain could have a material adverse effect on our ability to distribute the products that we plan to sell.  We expect to charge a certain percentage markup over our procurement prices.  Any fluctuation in production costs or other expenses associated with direct selling to customers would not affect the premium we would obtain on our products.  However, increases in the costs of procuring or distributing our products may adversely affect our profit margins if we are unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies in distribution.

There is substantial doubt about our ability to continue as a going concern due to our accumulated deficit and lack of proven revenues.

There is substantial doubt about our ability to continue as a going concern due to our accumulated deficit and lack of proven revenues, all of which means that we may not be able to continue operations unless we obtain additional funding. Management's plans may include raising capital through the equity markets to fund future operations and generating of revenue through its business. Failure to raise adequate capital and generate adequate sales revenues could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital to support its operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where we will generate profits and cash flows from operations.

We operate in an extremely competitive industry and are subject to continual pricing pressure that could negatively affect our financial results.

We believe we will compete either directly or indirectly with a number of major domestic and international manufacturers and distributors of personal care and hygiene products, as well as a large number of smaller, regional competitors.  Several of our competitors have strong technical, marketing, sales, manufacturing, distribution and other resources, as well as significant name recognition, established positions in the market and long-standing relationships with manufacturers and customers.  In addition, some of our competitors own raw materials facilities which, during periods of raw materials cost increases or price volatility, may provide a competitive pricing advantage and reduce their exposure to volatile raw material costs.  Although we anticipate that our operational costs will be relatively low due to our position as an intermediary, our ability to maintain and improve our operating margins may depend in part on our ability to control and reduce our costs.  We cannot assure you that we will be able to control or reduce our operating expenses, to raise or maintain our prices or increase our unit volume, in order to maintain or improve our operating results.

In addition, we face competition from competing network marketing companies. We compete against products sold directly to consumers by other direct-selling and direct sales companies and through the Internet, and against products sold through the mass market and prestige retail channels. The number of competitors and degree of competition that we face in our industries varies widely from country to country. There are a number of direct-selling and retail and wholesale companies that sell product lines similar to ours, some of which also have worldwide operations and compete with us globally.

If our advertising, promotional, merchandising or other marketing strategies are not successful, if we are unable to deliver new products that represent technological breakthroughs; if we do not successfully manage the timing of new product introductions or the profitability of these efforts; or if for other reasons our distributors or end customers perceive competitors' products as having greater appeal, then our sales and financial results may suffer.

We are also subject to significant competition for the recruitment of distributors from other direct selling or network marketing organizations, including those that market personal care and hygiene products. As a result, it may be continually necessary to recruit and retain new distributors and if we are unable to do so our business may be adversely affected.

Cyclical industry conditions may adversely affect the results of our operations.

Our operating results are affected by the general cyclical pattern of the industries in which our major customer  groups (our distributors) operate, and the overall economic conditions in which we and our customers operate.  All of our target client segments are heavily dependent on the end-user markets they serve, especially up-scale and female markets.  A weak capital expenditure environment in these markets can be expected to have a material adverse effect on the results of our operations.

We may not be able to adequately protect the  proprietary intellectual property and technology associated with our initial products, which may harm our competitive position and result in increased expenses incurred to enforce our rights.

We expect to rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain the proprietary intellectual property and technology and other confidential information associated with the sanitary pad and pantiliner products that we will sell.  Some of these technologies are important to our business and are not protected by patents.  Despite our efforts, the steps we will take to protect the proprietary intellectual property and technology and other confidential information associated with the products that we will sell may not be adequate to preclude misappropriation of this proprietary information or infringement of the intellectual property rights associated with these products.  Protecting against the unauthorized use of the products, trademarks and other proprietary rights is also expensive, difficult and, in some cases, impossible.  Litigation may be necessary in the future to enforce or defend intellectual property rights, to protect trade secrets or to determine the validity and scope of the proprietary rights of others.  Such litigation could result in substantial costs and diversion of management resources, either of which could harm our business, operating results and financial condition.

A significant portion of our sales are expected to be derived from a limited number of distributors, at least in our initial stages of operations, and results from operations could be adversely affected and stockholder value harmed if we lose these distributors.

We anticipate that a significant portion of our revenues will be derived from a limited number of distributors, at least in our initial stages of operations.  For example, approximately 75% of our revenues are expected to derive from four distributors in fiscal year 2008.  The loss of any of these significant distributors that is not accompanied by the retention of new business in similar volume would adversely affect our revenues and stockholder value.

The products that we will sell could be subject to product liability claims by consumers, which would adversely affect our profit margins, results from operations and stockholder value.

We are exposed to risks inherent in the packaging and distribution of personal care and hygiene products, such as with respect to adequacy of warnings, mislabeling and contamination.  As a result, there is a risk that someone using the products that we will sell may experience significant negative side effects which may permanently harm them and we could be subject to claims for damages based on theories of product liability and other legal theories.  The costs and resources to defend such claims could be substantial and, if such claims are successful, we could be responsible for paying some or all of the damages.  Also, our reputation could be adversely affected, regardless of whether such claims are successful.  We currently intend to obtain product liability insurance at the appropriate time; however, there can be no assurance that we will be able to obtain or maintain insurance on acceptable terms for the products that we will sell or that such insurance would be sufficient to cover any potential product liability claim or recall.  Any of these results would adversely affect our future profit margins, results from operations and stockholder value.

Expansion of our business may put added pressure on our management and operational infrastructure impeding our ability to meet any potential increased demand for the personal care and hygiene products that we will sell and possibly hurting our future operating results.

Our business plan is to significantly grow our operations to meet anticipated growth in demand for the products that we will sell, and by the introduction of new product offerings.  Growth in our business may place a significant strain on our personnel, management, financial systems and other resources.  The evolution of our business also presents numerous risks and challenges, including:

•

our ability to successfully and rapidly expand sales to potential new distributors in response to potentially increasing demand;

•

the costs associated with such growth, which are difficult to quantify, but could be significant; and

•

rapid technological change.

To accommodate any such growth and compete effectively, we may need to obtain additional funding to improve information systems, procedures and controls and expand, train, motivate and manage our employees, and such funding may not be available in sufficient quantities, if at all.  If we are not able to manage these activities and implement these strategies successfully to expand to meet any increased demand, our operating results could suffer.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel, including Jingjun Hu, our Chairperson, Percy K. Chin, our Chief Executive Officer, Chi Keung Cheng, our Chief Financial Officer, Xijian Zhou, our Chief Marketing Officer, and Kelvin G. Zheng, our Chief Information Officer.  They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations.  If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer.  Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team.  We depend on the skills and abilities of these key employees in managing the technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission, or SEC, adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-K or 10-KSB.  In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on the effectiveness of the company's internal controls over financial reporting.  Under current law, we will be subject to these requirements beginning with our annual report for the fiscal year ending December 31, 2007, although the auditor attestation will not be required until our annual report for the fiscal year ended on December 31, 2008.  We can provide no assurance that we will comply with all of the requirements imposed thereby.  There can be no positive assurance that we will receive a positive attestation from our independent auditors.  In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements.

Our ability to anticipate and respond to market trends and changes in consumer preferences could affect our financial results.

Our success depends on our ability to anticipate, gauge and react in a timely and effective manner to changes in consumer spending patterns and product preferences. We must continually work to develop, produce and market new products, maintain and enhance the recognition of our brands, achieve a favorable mix of products, and refine our approach as to how and where we market and sell our products. While we plan to devote considerable effort and resources to shape, analyze and respond to consumer preferences, consumer spending patterns and preferences cannot be predicted with certainty and can change rapidly. If we are unable to anticipate and respond to trends in the market for our products and changing consumer demands, our financial results will suffer.

Furthermore, material shifts or decreases in market demand for our products, including as a result of changes in consumer spending patterns and preferences, could result in us carrying inventory that cannot be sold at anticipated prices or increased product returns by our distributors. Failure to maintain proper inventory levels or increased product returns by our distributors could result in a material adverse effect on our business, results of operations and financial condition.

A general economic downturn or sudden disruption in business conditions may affect consumer purchases of discretionary items, including the personal care and hygiene products that we currently plan to sell, which could adversely affect our business.

Consumer spending is generally affected by a number of factors, including general economic conditions, inflation, interest rates, energy costs, and consumer confidence generally, all of which are beyond our control. Consumer purchases of discretionary items tend to decline during recessionary periods, when disposable income is lower, and may impact sales of the products that we sell.  In addition, sudden disruptions in business conditions as a result of a terrorist attack similar to the events of September 11, 2001, including further attacks, retaliation and the threat of further attacks or retaliation, war, adverse weather conditions or other natural disasters, such as Hurricane Katrina, pandemic situations or large scale power outages can have a short or, sometimes, long-term impact on consumer spending. A downturn in the economies in which we the products that we acquire are re-sold or a sudden disruption of business conditions in those economies could adversely affect our sales.

Our information technology systems may be susceptible to disruptions.

We plan to employ information technology systems to support our business, including systems to support financial reporting, and an internal communication and data transfer network. We also plan to employ information technology systems to support distributors in many of our markets, including electronic order collection and invoicing systems and on-line training. We plan to have Internet sites in many of our markets, including business-to-business sites to support distributors. Any of these systems may be susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins and similar events. Despite the implementation of network security measures, our systems may also be vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering with these systems. The occurrence of these or other events could disrupt our information technology systems and adversely affect our operation.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operational results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or its legal system at any time.  This potentiality could either benefit or damage our ability to operate in China and our overall profitability.  Some of the things that could have this effect are:

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Level of government involvement in the economy;

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Control of foreign exchange;

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Methods of allocating resources;

•

Balance of payments position;

•

International trade restrictions; and

•

International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways.  As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

A substantial amount of our materials sourcing originates in China. We may be unable to enforce our legal rights due to policies regarding the regulation of foreign investments in China as well as other aspects of the Chinese legal system.

Unlike the common law system prevalent in the United States, the PRC's legal system is a civil law system based on written statutes, in which system decided legal cases have little value as precedents. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies are subject to considerable discretion and variation on the part of the PRC government, including its courts, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China's regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. As a result, we may not be aware of any violations of these policies and rules until some time after the violation. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks that may affect our ability to achieve our business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be materially and negatively affected. In addition, any litigation in China may be protracted and result in substantial cost and diversion of resources and management attention. The relative inexperience of China's judiciary in many cases creates additional uncertainty as to the outcome of any litigation. It may also be difficult to obtain enforcement of a judgment by a court of another jurisdiction in China.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities.  The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters.  We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements.  However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business profitably in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%.  These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Any recurrence of severe acute respiratory syndrome, or SARS, or  another widespread public health problem, could harm our operations.

A renewed outbreak of SARS or another widespread public health problem in China, where we anticipate that much of our operations will be conducted, could have a negative effect on our operations.

Our operations may be impacted by a number of  health-related  factors, including the following:

•

quarantines or closures of some of our offices which would severely disrupt our operations,

•

the sickness or death of our key officers and employees, and

•

a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could damage our operations.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. Dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business.  In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Recent Chinese merger and acquisition regulations may limit our ability to acquire assets and equity interests of Chinese companies, which could hinder our ability to expand in China and adversely affect our long-term profitability.

On September 8, 2006, the PRC Ministry of Commerce, or MOFCOM, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside of the PRC. Depending on the structure of the transaction, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the governmental agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Governmental approvals will have expiration dates by which a transaction must be completed and reported to the governmental agencies. Compliance with the new regulations is likely to be more time-consuming and expensive than in the past and the government now can exert more control over the combination of two businesses. Accordingly, due to these new regulations, our ability to engage in business combination transactions with Chinese companies has become significantly more complicated, time-consuming and expensive and we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The new regulations allow PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and the other government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulations also limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulations may impede our ability to negotiate and complete a business combination transaction with a Chinese company on financial terms, which satisfy our investors and protect our stockholders' economic interests and we may not be able to negotiate a business combination transaction on terms favorable to our stockholders.

RISKS RELATED TO THE MARKET FOR OUR STOCK

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or Nasdaq system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

We may be  subject to penny stock regulations and restrictions and  you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or Penny Stock Rule.  This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.  As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market.  Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule.  In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Our largest stockholder, Jingjun Hu, holds a significant percentage of our outstanding voting securities and accordingly may make decisions regarding our daily operations, significant corporate transactions and other matters that other stockholders may believe are not in their best interests .

Ms. Jingjun Hu, our Chairperson, is the beneficial owner of approximately 87.9% of our outstanding voting securities.  As a result, she possesses significant influence over the election of our Board of Directors and significant corporate transactions.  Her ownership may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.  Other stockholders may believe that these future decisions made by Ms. Hu are not in their best interests.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

This subsection of MD&A is an overview of the important factors that management focuses on in evaluating our businesses, financial condition and our plan of operation.

General

From our inception in 1998 until December 31, 2002, we engaged in the business of growing gourmet herbs and specialty vegetables for sale to, and use by, restaurants and delicatessens.  From that point until December 28, 2007, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.  On December 28, 2007, we completed a reverse acquisition transaction with Winalite, which was incorporated in Hong Kong on September 10, 2007.  In connection with that transaction, we issued to the stockholders of Winalite 352,914,286 shares of our common stock in exchange for all of the issued and outstanding capital stock of Winalite.  Winalite thereby became our wholly owned subsidiary and the former stockholders of Winalite became our controlling stockholders.  As a result of this transaction, 365,714,286 shares of our common stock are currently issued and outstanding.

We plan to effect and implement a 1-for-7.352380958 reverse stock split of our issued and outstanding shares of common stock, in which we will exchange one share of newly issued common stock for approximately 7.352380958 shares of our previously issued and outstanding common stock.  This reverse stock split will reduce the number of our issued and outstanding shares of common stock to 49,740,933 shares.  In addition, we plan to amend our articles of incorporation to change our name to Hong Kong Winalite Group, Inc.  Such amendment and reverse stock split are expected to be effected and implemented in January 2008.

Plan of Operation

We are a development stage company.  From December 31, 2002 until December 28, 2007 when we completed a reverse acquisition transaction with Winalite, we were a blank check company and did not engage in any active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

As a result of the acquisition of Winalite, we changed our business plan to market and sell personal health and hygiene products and our plan of operations for the next twelve months is to proceed with the implementation of this business plan. We will strive to launch all aspects of our operations.

We expect to generate revenues from the sale of personal hygiene products, including the initial products that we plan to sell which are sanitary napkins and pantiliners.  We plan to acquire these products from SWT after we enter into the MPSA with SWT and we will re-sell these products to certain distributors with whom we expect to have contractual relationships.  We expect to begin operations some time in January of 2008.  We expect to eventually generate a profit in three principal ways: from the resale at a profit of products manufactured to our specifications, from the delivery of consulting, management, technical, marketing, financial and/or other services to our distributors, and from the license of the Winalite mark and brand to the manufacturer and distributors of our products.

Eventually, we hope to develop relationships with other manufacturers and other distributors for the sale of other personal hygiene products.

We believe that our business has opportunities for growth through the following growth strategies:

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Focus on Brand Development. With intense price competition among many similar or identical products in the industry, we believe that building brand awareness is the primary means to generate and sustain profitable growth in the future.  We believe that to develop close cooperative relationships with research centers of well-know universities in China and worldwide is key to building brand equity.  We also plan to market our products through an integrated marketing program that includes customer flyers, brochures and promotional pieces. A number of merchandising techniques will be used, including information on new products, the use of combination offers, the use of trial sizes and samples and the promotion of products packaged as gift items.  We also plan to publish sales and marketing magazines quarterly, with health care tips and product information.

•

Market Expansion. We are committed to marketing and selling the products that we expect to acquire from SWT  by growing our sales network.  We plan to sell some of these products through a combination of direct selling and distributorship stores. We expect that our future distributors' sales in China will be made through approximately 100 wholesale and retail stores throughout China in our first year of operation. We intend to add 800 more such distributorship store in China over the next five years. At the same time, we expect to expand our employee numbers to approximately 100 people over the next five years.  In addition, we seek to motivate our direct-selling and other distributor representatives through the adoption of special incentive programs that reward superior sales performance.  Periodical sales meetings with sales representatives are expected to be conducted at our headquarters in order to keep sales representatives updated on product line changes, explain sales techniques and provide recognition for sales performance.

•

Sales in China.  We plan to conduct our business in China through a network of wholesale and retail stores.  We are committed to developing a domestic store network in the PRC by creating a distributorship presence.  We intend to sell to and service more than 900 network stores in China over the next five years.  We expect that our sales in China will generate a significant part of annual revenues of the Company.

•

International Growth.  In addition to China, we plan to effectuate sales into other countries and our overseas sales are expected to account for a significant percentage of our revenue in the future.  We expect to become present in 15 to 20 countries in Asia, Europe, North America and Africa by the end of 2009.  In these countries and regions, we plan to sell goods to distributors who will in turn sell though contract direct sellers to end consumers.

•

Technology Innovation. We believe that the development of new technology is critical to our success. We will continuously work to improve the quality of our existing and future products through introducing new technology. We expect to establish joint-development programs with Chinese universities and research institutes.

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Introducing New Products. We will endeavor to expand our market presence by introducing additional competitive personal health and hygiene products to our product offerings, including cosmetics, skin care products, and nutritional supplements.  Our new product development starts with the identification of potential market opportunities by our distributors and internal marketing forces, as well as from our assessment of our competitors.  We plan for this information to be analyzed by experts at outside institutions and research centers to help us determine which new products to sell.

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Sales campaigns. We believe that maintaining good public relations is key to our business success and organizing or participating in the public undertakings is undoubtedly the best means to promote public relations.  The public activities of a company reflect key values it appreciates.  We plan to sponsor and organize many important social activities, such as sales rallies, motivational events, and sales and training seminars for our distributors, sub-distributors, and their sales forces.  These activities are expected not only to reflect our high-level social responsibility, but also make us unique in the industry in China.  We believe that this kind of operation will continue to effectively promote our company reputation and our brand name.

Liquidity and Capital Resources

As of  December 31, 2007, we had cash and cash equivalents (including restricted cash) of $60,000. We believe that our current cash on hand and expected revenue from operations will be sufficient to implement our plan of operations.  As part of our plan, we will enter into sales agreements with our distributors and purchasing agreements with our suppliers.  We will ask our suppliers to offer us a two-month open account credit period and we will offer our distributors a credit period of one month or less. In addition, our Chairperson, Ms. Hu, is expected to provide working capital as needed for the first quarter of 2008.

However, the  Company  has  incurred  losses  since its  inception  and has current liabilities in excess of current assets.  These factors raise substantial doubt about the ability of the Company to continue as a going  concern.  Please see the related risk factor in “Risk Factors – Risks Related to Our Business” on page 7.

Obligations Under Material Contracts

In connection with our acquisition of Winalite, we assumed the rights and obligations of Winalite under the Purchase Agreements that Winalite had entered into with four members of its management team and 160 expected service providers, distributors and sub-distributors of its products.  All of the Purchase Agreements are in substantially the same form.  Under the Purchase Agreements, the Purchasers bought a number of shares of Winalite at par value, a nominal amount.  All the shares are subject to a gradually declining right of repurchase by Winalite at the same price per share paid by the Purchasers, according to a vesting schedule attached to each of the Purchase Agreements.

We expect to sign the MPSA with SWT under which we will purchase the products we sell to our distributors from SWT.  We do not expect that the MPSA will commit us to any specific volume of purchases, and we expect that all our purchases will be on the terms and conditions contained in our standard purchase order form. We expect to purchase products from SWT on open account, and we expect to have the right to return any non-conforming goods for replacement at SWT's cost.

We expect to sign a Distribution Agreement with each of our four top-level distributors.  Each of the Distribution Agreements will likely be in the same form.  We expect that the Distribution Agreements will grant exclusive distribution rights for our products within a defined territory.  The distributors are also expecting to be exclusively bound to us so that they are only permitted to sell and distribute our products.  The distributors are expected to buy products from us and re-sell them for their own account. They will be permitted to re-sell the products by direct marketing or through any other channels, except in the People's Republic of China, where they may not re-sell through a direct marketing arrangement without being licensed to do so by the relevant governmental authorities and obtaining our advance written consent. We expect that under the Distribution Agreements, our distributors may appoint sub-distributors but may not grant to them any more rights than we have granted to the distributors themselves under our agreements with them.

We also expect to sign Consulting and Management Services Agreements with each of our four top-level distributors under which we will provide to them, upon request, certain consulting, management, technical, marketing, financial and/or other services for a fee.

On October 30, 2007, Winalite entered into a financial advisory agreement with HFG International, Limited, a Hong Kong corporation.  Under the financial advisory agreement, HFG International, Limited agreed to provide Winalite with financial advisory and consulting services in implementing a restructuring plan, facilitating Winalite's going public transaction, and advising Winalite on matters related to Winalite's post-going-public-transaction period.  In consideration for these services, HFG International, Limited was paid a fee of $80,000 after completion of a due diligence investigation of Winalite and a fee of $400,000 upon the closing of the going public transaction.  Winalite also granted HFG International, Limited certain registration rights.

Seasonality of our Sales

Our results of operations are not materially affected by seasonality and we do not expect seasonality to cause any material impact on our operations in the future.

Inflation

Inflation does not materially affect our business or the results of our operations.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any.  We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

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Cash and Cash Equivalents:  Cash equivalents comprise highly liquid investments with initial maturities of three months or less to be cash equivalents.

•

Basic and Diluted Earnings Per Share:  The Company reports basic earnings per share in accordance with SFAS No. 128, “Earnings Per Share”.  Basic earnings per share is computed using the weighted average number of shares outstanding during the period presented.  The weighted average number of shares of the Company represents the common stock outstanding during the reporting period.

•

Income Taxes: The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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Fair Value of Financial Instruments:  The carrying values of the Company's financial instruments, including accrued expenses and amount due to a director, approximate their fair values due to the short-term maturity of such instruments. It is management's opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

•

Foreign currency translation: The functional currency of the Company is Hong Kong dollars, or HK$.  The Company maintains its financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date.  Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the period.  For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet date and revenue and expenses are translated at the average exchange rates and stockholders' equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders' equity.  The exchange rate in effect at October 31, 2007 was HK$1.00 for USD0.13.  There is no significant fluctuation in exchange rate for the conversion of HK$ to US dollars after the balance sheet date.

Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board, or FASB, issued FIN 48 “Accounting for Uncertainty in Income Taxes”.  This interpretation requires that the entity recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  The provision of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The adoption of this FIN 48 does not have any impact on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standard, or SFAS, No. 157 “Fair Value Measurement”, or SFAS 157.  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year.  The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively.  The Company is currently evaluating the effect of SFAS 157 on its financial statements.

In September 2006, the FASB released SFAS No. 158 “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R)” which requires an employer to recognize the over funded or under funded status of defined benefit and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through an adjustment to comprehensive income.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  SFAS 158's requirement to recognize the funded status of a benefit plan and new disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006.  The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.  The Company is currently evaluating the effect of SFAS 158 on its financial statements.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements.  In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures.  SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006.  The adoption of this SAB does not have any impact of the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”, or SFAS 159.  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS 159 are effective for fiscal year beginning January 1, 2008.  The Company is in the process of evaluating this standard and therefore has not yet determined the impact that SFAS 159 will have on the financial statements upon adoption.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of January 2, 2008 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of The Hong Kong Winalite Group Limited, 606, 6/F, Ginza Plaza, 2A Sai Yeung Choi Street South, Mongkok, Kowloon, Hong Kong.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Jingjun Hu	Chairperson	Common stock $0.001 par value	321,335,810	87.87%
Percy K. Chin	Chief Executive Officer and President	Common stock $0.001 par value	2,940,952	*
Chi Keung Cheng	Chief Financial Officer and Treasurer	Common stock $0.001 par value	1,323,429	*
Xijian Zhou	Chief Marketing Officer and Director	Common stock $0.001 par value	2,940,952	*
Kelvin G. Zheng	Chief Information Officer, Secretary and Director	Common stock $0.001 par value	0	*
All officers and directors as a group (5 persons named above)		Common stock $0.001 par value	328,541,143	89.84%
5% Securities Holder
Jingjun Hu	Chairperson	Common stock $0.001 par value	321,335,810	87.87%
Total Shares Owned By Persons Named Above
		Common stock $0.001 par value	328,541,143	89.84%

* Less than 1%

1Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

2As of January 2, 2008 a total of 365,714,286 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).  For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and position of each of our current executive officers and directors.

Name	Age	Position
Jingjun Hu	40	Chairperson
Percy K. Chin	52	Chief Executive Officer and President
Chi Keung Cheng	39	Chief Financial Officer and Treasurer
Xijian Zhou	32	Chief Marketing Officer and Director
Kelvin G. Zheng	43	Chief Information Officer, Secretary, and Director

JINGJUN HU became our Chairperson on December 28, 2007.  Ms. Hu has 13 years of executive experience.  Before founding Winalite in September 2007, Ms. Hu was a Vice President of Guangzhou Yashi Investment Development Co., Ltd from September 2000 to September 2007.  Prior to that, she was a Vice President of Shenzhen Yashi Clothing and Hats Co., Ltd from March 1996 to August 2000, an Export Manager of Guangzhou Huachuan Silk Co., Ltd  from August 1992 to November 1995 and an Engineer at Guangzhou Silk Dyeing Co., Ltd  from August 1990 to July 1992. Ms. Hu has a Bachelor in Dyeing from Zhejiang Science-Technology University.

PERCY K. CHIN became our Chief Executive Officer and President on December 28, 2007 and has served as Winalite's Chief Executive Officer since December 28, 2007.  Mr. Chin has been in senior management positions for 25 years in China, Hong Kong and Canada.  He has successful track record in assuming overall responsibility and consistently delivering corporate strategic goals and objectives including targeted sales performance in multi-national organizations.  Recently, he helped turn around the Revlon businesses in mainland China, Taiwan and Hong Kong from losses into profits with sales turnover tripling within 3 years.  In addition, he is highly experienced in the direct selling business and well-known in the industry by holding executive positions in Herbalife and Amway.  Before joining Winalite, he was the Managing Director of Herbalife China Ltd from November 2004 to August 2007.  Prior to that, he was the Managing Director of Warner Bros China Ltd. from April through November 2004, the Group CEO in Tianshi Group from September 2003 to April 2004, the Managing Director of Revlon Ltd. from July 2000 to September 2003, and with Amway China Co., Ltd for 8 years, with the position of Project Development Director and Acting General Manager from October 1992 to March 1995 and the position of the Vice President and General Manager  from March 1995 to June 2000.  Mr. Chin holds Bachelors degrees in Commerce and Science from the University of Saskatchewan, Canada and is a Certified Management Accountant and Registered Industrial Accountant in British Columbia, Canada.

CHI KEUNG CHENG became our Chief Financial Officer and Treasurer on December 28, 2007 and has served as Winalite's Chief Financial Officer since December 28, 2007.  Mr. Cheng has worked as a chief financial officer or senior financial manager since 1994.  Before joining Winalite, he was the Chief Financial Officer of Herbalife China Ltd from June through August, 2007, the Chief Financial Officer of Silicon Plaza Ltd. from June 2004 to June 2007, the Finance Director of Tianshi Group from November 2003 to February 2004, and the Finance Director of Amway China Co., Ltd./Amway Hong Kong from January 1994 to July 1999.  Mr. Cheng holds a MBA in Finance from Murdoch University, Australia.  He is a  Fellow Member of the National Institute of Accountants in Australia and The Associate of International Accountants in the UK.  He is a Registered Financial Planner in Hong Kong.

XIJIAN ZHOU became our Chief Marketing Officer and a Director on December 28, 2007 and has served in the same positions at Winalite since December 28, 2007.  Mr. Zhou was awarded as “Asia Top 10 Influential People in Direct Selling” by Asia Brand Summit committee in 2007.  Before joining Winalite, he worked for Nu Skin Enterprises Inc. (NYSE:NUS) from January 2003 to October 2006 and achieved the “China No.1 Sales Performance” Award.  Prior to that, he was the Senior Operating Manager of Amway China Co., Ltd. from May 1996 to January 2003.  Mr. Zhou has College Degree in Business Administration from Haining Technology College.

KELVIN G. ZHENG became our Chief Information Officer, Secretary, and a Director on December 28, 2007 and has served as the Chief Information Officer and a Director of Winalite since December 28, 2007.  Mr. Zheng has 18 years of experience in manufacturing, logistics planning, system development and software development environments in the U.S. and Asia.  Before joining Winalite, he was Chief Operating Officer of Etonenet, Inc, a leading wireless technology service provider in China, from March 2000 to August 2007, and the Senior Director of Manufacturing and Distribution Operation of Amway Corporation from January 1994 to March 2000.  Mr. Zheng has a Ph.D. in Mechanical Engineering from University of Illinois at Chicago.

Except as noted above, there are no other agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Family Relationships

There are no family relationships among our directors or officers.

EXECUTIVE COMPENSATION

Summary Compensation

There has been no compensation awarded to, earned by, or paid to any of our named executive officers or directors during the fiscal year ended December 31, 2006 because we were not operating at that time.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2007.

Employment Agreements

We have verbal agreements with each of Mr. Percy K. Chin, Mr. Chi Keung Cheng, Mr. Kelvin G. Zheng, and Mr. Xijian Zhou, who, on December 28, 2007, became our Chief Executive Officer and President, Chief Financial Officer and Treasurer, Chief Information Officer and Secretary, and Chief Marketing Officer, respectively.  Under these verbal agreements, we will pay Mr. Chin an annual salary of RMB 3,600,000, or approximately $488,270; Mr. Cheng will be paid an annual salary of RMB 960,000, or approximately $130,355; Mr. Zheng will be paid an annual salary of RMB 804,000, or approximately $109,170; and Mr. Zhou will be paid an annual salary of RMB 960,000, or approximately $130,355. Under our verbal agreements, each of the aforesaid persons will be employed in his position for one year starting on his date of appointment.  In addition, each of the aforesaid persons will also be eligible for certain medical, insurance, and pension benefits; certain variable year-end bonuses and other cash compensation; and stock options.  Mr. Zheng will also be eligible for a housing allowance.

Retirement Benefits

Currently, we do not provide any company-sponsored retirement benefits or deferred compensation programs to any employee, including the named executive officer.

Compensation of Directors

There have been no fees earned or paid in cash for services to our directors.  No stock or stock options or other equity incentives were awarded to our directors during the fiscal year ended December 31, 2007.  We do not have non-equity incentive or deferred compensation plans that our directors may participate in.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS; CORPORATE GOVERNANCE

Transactions with Related Persons

On December 28, 2007, we consummated the transactions contemplated by the Share Exchange Agreement between Gourmet Herb Growers, Inc. and the owners of the issued and outstanding capital stock of Winalite, including Jingjun Hu, our Chairperson and largest stockholder and certain of our other officers and stockholders.  Pursuant to the Share Exchange Agreement, we acquired 100 percent of the outstanding capital stock of Winalite in exchange for 352,914,286 shares of our common stock.  As a result of this transaction, Ms. Hu became the beneficial owner of approximately 87.9% of our outstanding capital stock.

On October 30, 2007, Winalite entered into a financial advisory agreement with HFG International, Limited, a Hong Kong corporation.  Under the financial advisory agreement, HFG International, Limited agreed to provide Winalite with financial advisory and consulting services in implementing a restructuring plan, facilitating Winalite's going public transaction, and advising Winalite on matters related to Winalite's post-going-public-transaction period.  In consideration for these services, HFG International, Limited was paid a fee of $80,000 after completion of a due diligence investigation of Winalite and a fee of $400,000 upon the closing of the going public transaction.  Winalite also granted HFG International, Limited certain registration rights.  Timothy P. Halter, who immediately prior to consummation of the transactions contemplated by the Share Exchange Agreement beneficially owned approximately 87.5% of our issued and outstanding capital stock, is the principal stockholder and Chief Financial Officer of HFG International, Limited.

We sub-lease our current office space from Yuelang pursuant to a verbal agreement for an indefinite term.  We pay Yuelang HK$21,503 (approximately $2,756) per month.  Our Chairperson, Ms. Jingjun Hu, was also a director of Yuelang at the time we entered into this verbal agreement.  Ms. Hu resigned as a director of Yuelang in December 2007.

From time to time since Winalite's inception in September 2007, our Chairperson, Ms. Jingjun Hu, has made loans to Winalite in order to pay Winalite's general and administrative expenses.  As of December 31, 2007, such loans totaled approximately $122,030.  The loans are short term and non-interest bearing.

Board Composition and Committees

Our board of directors is currently composed of three members, Jingjun Hu, Xijian Zhou and Kelvin G. Zheng.  All Board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We currently do not have standing audit, nominating or compensation committees.  We intend, however, to establish an audit committee, a nominating committee and a compensation committee of the board of directors as soon as practicable.  We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.  The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our salary and benefit policies (including stock options), including compensation of executive officers.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert.  Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Code of Ethics

On March 12, 2004, our board of directors adopted a code of ethics that applies to members of our board of directors, officers, managers, supervisors, secretaries reporting to officers or mangers, and other employees who may be selected from time to time.  The code of ethics addresses, among other things, ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, confidentiality, trading on inside information, and reporting of violations of the code.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 500,000,000 shares of common stock, par value $0.001 per share.  In connection with the reverse acquisition of Winalite on December 28, 2007, we issued 352,914,286 shares of our common stock to the shareholders of Winalite which increased our total issued and outstanding stock to 365,714,286.  We plan to effect and implement a 1-for-7.352380958 reverse stock split of our issued and outstanding shares of common stock, in which we will exchange one share of newly issued common stock for approximately 7.352380958 shares of our previously issued and outstanding common stock.  This reverse stock split will reduce the number of our issued and outstanding shares of common stock to 49,740,933 shares.

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters.  Our bylaws provide that the persons receiving the greatest number of votes shall be the directors.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock.  Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors.  On October 12, 2007, we paid a cash dividend of $0.245 per share to our stockholders of record as of October 10, 2007 holding 1,600,000 shares of our common stock, which resulted in a total dividend distribution of $392,000.  Other than this dividend, our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.  Should we decide in the future to pay dividends, as a holding  company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and  investments.  In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of the local currency into U.S. dollars or other hard currency and other regulatory restrictions.  In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued,  fully paid and non-assessable.  To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series,  may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any preferred stock so issued by the board of  directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.  Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No shares of preferred stock are currently outstanding.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Transfer Agent and Registrar

Our independent stock transfer agent is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.  Their phone number is (801) 272-9294.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted under the symbol “GMHB.OB” on the Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc.  The CUSIP number is 38356L 10 3.

The following table sets forth, for the periods indicated, the high and low closing prices of our common stock.  These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Prices (1)
	High	Low
Year Ended December 31, 2008
1st Quarter (through January 2, 2008)	$1.50	$1.50

Year Ended December 31, 2007
1st Quarter	$1.02	$1.02
2nd Quarter	$1.02	$1.02
3rd Quarter	$1.03	$1.02
4th Quarter	$1.50	$1.03

Year Ended December 31, 2006
1st Quarter	N/A	N/A
2nd Quarter(2)	$3.50	$2.85
3rd Quarter	$2.85	$2.30
4th Quarter	$2.60	$1.02

________________________

(1)

The above tables set forth the range of high and low closing  prices per share of our common stock as reported by www.quotemedia.com for the periods indicated.

(2)

Market prices were only available from June 26, 2006.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent certified public accountants.  Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate.  We intend to maintain compliance with the periodic reporting requirements of the Exchange Act.

Approximate Number of Holders of Our Common Stock

On January 2, 2008, there were approximately 184 stockholders of record of our common stock.

Dividends

On October 12, 2007, we paid a cash dividend of $0.245 per share to our stockholders of record as of October 10, 2007 holding 1,600,000 shares of our common stock, which resulted in a total dividend distribution of $392,000.  Other than this dividend, we have never declared or paid cash dividends.  Any future decisions regarding dividends will be made by our board of directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated herein by reference.

RECENT SALES OF UNREGISTERED SECURITIES;

USE OF PROCEEDS FROM REGISTERED SECURITIES

On December 28, 2007, we issued 352,914,286 shares of our common stock to stockholders of Winalite.  The total consideration for these shares of our common stock was 48,000,000 shares of common stock of Winalite, which is all the issued and outstanding capital stock of Winalite.  We did not receive any cash consideration in connection with the share exchange.  As a result of this transaction, 365,714,286 shares of our common stock are currently issued and outstanding.  The number of our shares issued to the stockholders of Winalite was determined based on an arms-length negotiation.  The issuance of our shares to these individuals was made in reliance upon exemptions from the registration requirements pursuant to Regulation S promulgated under the Securities Act.

On October 11, 2007, we completed the sale of an aggregate of 11,200,000 shares of our common stock to Halter Financial  Investments,  L.P. for a cash purchase price of $400,000 pursuant to a stock  purchase agreement entered into between us and Halter Financial Investments, L.P., dated as of October 1, 2007.  The foregoing transfer was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering.

In instances described above where we indicate that we relied upon Regulation S promulgated under the Securities Act in issuing securities, our reliance was based upon the following factors (a) each subscriber was neither a U.S. person nor acquiring the shares for the account or benefit of any U.S. person, (b) each subscriber agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each subscriber made his, her or its subscription from the subscriber's residence or offices at an address outside of the United States and (d) each subscriber or the subscriber's advisor has such knowledge and experience in financial and business matters that the subscriber is capable of evaluating the merits and risks of, and protecting his interests in connection with an investment in us.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is serving at the request or direction of the Corporation as a director or officer of another corporation or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Nevada law.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On December 28, 2007, we issued 352,914,286 shares of our common stock to stockholders of Winalite.  The total consideration for these shares of our common stock was 48,000,000 shares of common stock of Winalite, which is all the issued and outstanding capital stock of Winalite.  We did not receive any cash consideration in connection with the share exchange.  As a result of this transaction, 365,714,286 shares of our common stock are currently issued and outstanding.  The number of our shares issued to the stockholders of Winalite was determined based on an arms-length negotiation.  The issuance of our shares to these individuals was made in reliance upon exemptions from the registration requirements pursuant to Regulation S promulgated under the Securities Act.

In instances described above where we indicate that we relied upon Regulation S promulgated under the Securities Act in issuing securities, our reliance was based upon the following factors (a) each subscriber was neither a U.S. person nor acquiring the shares for the account or benefit of any U.S. person, (b) each subscriber agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) each subscriber made his, her or its subscription from the subscriber's residence or offices at an address outside of the United States and (d) each subscriber or the subscriber's advisor has such knowledge and experience in financial and business matters that the subscriber is capable of evaluating the merits and risks of, and protecting his interests in connection with an investment in us.

ITEM 4.01

CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Dismissal of  Previous Independent Registered Public Accounting Firm

(i)

On December 28, 2007, concurrent with the change in control transaction discussed above, our board of directors approved the dismissal of Pritchett, Siler & Hardy, P.C., or Pritchett, as our independent auditor and elected to continue the existing relationship of our subsidiary, Winalite, with PKF Certified Public Accountants, Hong Kong, or PKF, and appointed PKF as our independent auditor.

(ii)

Pritchett's reports on our financial statements as of and for the fiscal years ended December 31, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its report for the fiscal year ended December 31, 2006 contained a going concern qualification as to the Company's ability to continue as a going concern.

(iii)

Our board of directors recommended and approved the decision to change its independent auditor.

(iv)

In connection with the audits of the fiscal years ended December 31, 2006 and 2005, and during the subsequent interim period through September 30, 2007, there were (1) no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Pritchett, would have caused Pritchett to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(iv) of Regulation S-B.

(b) Engagement of New Independent Registered Public Accounting Firm

(i)

Concurrent with the decision to dismiss Pritchett as our independent auditor, our board of directors elected to continue the existing relationship of our new subsidiary Winalite with PKF and appointed PKF as our independent auditor.

(ii)

During our two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 to the date of this current report, we did not consult PKF with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that PKF concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-B).

(c) We provided Pritchett with a copy of this disclosure on January 3, 2008, providing Pritchett with the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of our expression of its views, or the respect in which Pritchett does not agree with the statements contained herein.  A letter from Pritchett dated January 4, 2008 is attached as Exhibit 16.1 to this current report.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the reverse acquisition with Winalite, the former stockholders of Winalite own 96.5% of the total outstanding shares of our capital stock and 96.5% total voting power of all our outstanding voting securities.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the reverse acquisition, as of December 28, 2007, Richard Crimmins, our sole director, submitted his resignation letter pursuant to which he resigned from all offices that he held and from his position as our director effective immediately.  The resignation of Mr. Crimmins is not in connection with any known disagreement with us on any matter.  Jingjun Hu, Xijian Zhou and Kelvin G. Zheng were appointed to our board of directors at the effective time of the resignation of Mr. Crimmins.

A copy of this report has been provided to Mr. Crimmins.  Mr. Crimmins has been provided with the opportunity to furnish us as promptly as possible with a letter addressed to us stating whether he agrees with the statements made by us in this report, and if not, stating the respects in which he does not agree.  No such letter has been received by us.

Also on December 28, 2007 in connection with the closing of the reverse acquisition, Mr. Percy K. Chin was appointed as our Chief Executive Officer, Mr. Chi Keung Cheng was appointed as our Chief Financial Officer, Mr. Xijian Zhou was appointed as our Chief Marketing Officer and Mr. Kelvin G. Zheng was appointed as our Chief Information Officer.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03

AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 28, 2007, our board of directors adopted Amended and Restated Bylaws, which substantially revised our existing Bylaws.  The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by our board of directors and is qualified by reference to our Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.4 to this Report.

Generally, the Amended and Restated Bylaws update our former Bylaws. The modifications to the former Bylaws include:

(a) the written notice required for any meeting of stockholders is now not less than ten nor more than sixty days prior to such meeting, as opposed to the provision in our previous Bylaws requiring that written notice be delivered not less than ten nor more than thirty days prior to such meeting;

(b) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is now not less than ten nor more than sixty days prior to such meeting, as opposed to the provision in our previous Bylaws requiring that the record date be not more than thirty days prior to such meeting;

(c) at all meetings of stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote is now necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, as opposed to the provision in our previous Bylaws requiring one-third of the outstanding shares;

(d) a new provision providing that no contract or transaction between us and one or more of our directors or officers, or between us and any other corporation, partnership, association, or other organization in which one or more of our directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the fact as to his relationship or interest and as to the contract or transaction is known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the fact as to his relationship or interest and as to the contract or transaction is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders;

(e) a new provision providing that the Company shall indemnify our directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the board of directors, so indemnify our officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever; and

(f) a new provision providing that in all offerings of securities pursuant to Regulation S of the Securities Act, the Company shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption thereunder;

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a)

Financial Statements of Business Acquired

Filed herewith are audited financial statements of The Hong Kong Winalite Group Limited for the period from September 10, 2007 (Date of Incorporation) to October 31, 2007.

(b)

Pro Forma Financial Information

Filed herewith is unaudited pro forma financial information of the Company and its subsidiaries for the requisite periods.

(d)

Exhibits

Exhibit No.	Description
2.1	Share Exchange Agreement, dated December 28, 2007, among the Company, The Hong Kong Winalite Group Limited and its stockholders.
3.1*	Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed on July 21, 1999].
3.2*	Certificate of Amendment to the Articles of Incorporation of the Company [incorporated by reference to Exhibit 2 to the Company's Quarterly Report on Form 10-QSB filed on May 19, 2005].
3.3*	Certificate of Amendment to Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on December 17, 2007].
3.4	Amended and Restated Bylaws of the Company adopted on December 28, 2007.
10.1	Form of Restricted Stock Purchase Agreement.
10.2	Financial Advisory Agreement, dated October 30, 2007, by and between HFG International, Limited and The Hong Kong Winalite Group Limited.
14.1	Business Ethics Policy & Code of Conduct for the Company adopted on March 12, 2004.
16.1	Letter from Pritchett, Siler & Hardy, P.C. to the Securities and Exchange Commission, dated January 4, 2008.
21.1	Subsidiaries of the Company.

* Incorporated by Reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOURMET HERB GROWERS, INC.

	By:	/s/ Percy K. Chin
Percy K. Chin
Chief Executive Officer

Dated: January 4, 2008

The Hong Kong Winalite Group Limited

(A development stage company)

Financial Statements

For the period from September 10, 2007

(Date of incorporation) to October 31, 2007

(Stated in US dollars)

The Hong Kong Winalite Group Limited

(A development stage company)

Financial Statements

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders of

The Hong Kong Winalite Group Limited

(A development stage company)

We have audited the accompanying balance sheet of The Hong Kong Winalite Group Limited (the “Company”) as of October 31, 2007, and the related statements of income and other comprehensive expense, stockholders' (deficit) and cash flows for the period from September 10, 2007 (date of incorporation) to October 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2007, and the results of its operations and its cash flows for the period from September 10, 2007 (date of incorporation) to October 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 4 to the financial statements, the Company is a development stage company and has an accumulated (deficit) as of October 31, 2007, these factors raise substantial doubt about its ability to continue as a going concern.  Management plans on the continuation of the Company as a going concern include financing the Company's existing and future operations through additional issuance of common stock and/or advances from the stockholders and seeking for profitable business opportunities.  However, the Company has no assurance with respect to these plans.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PKF

Certified Public Accountants

Hong Kong, China

January 2, 2008

The Hong Kong Winalite Group Limited

(A development stage company)

Statement of Income and Other Comprehensive Expense

For the period from September 10, 2007 (date of incorporation) to October 31, 2007

(Stated in US Dollars)

Revenue	$-

Operating expenses
Administrative expenses	11,889

Loss before income taxes	11,889

Income taxes - Note 5	-

Net loss	(11,889)

Other comprehensive expense
Foreign currency translation adjustments	(16)

Total comprehensive loss	$(11,905)

Loss per share: basic and diluted - Note 6	$(0.01)

Weighted average number of shares outstanding:
basic and diluted	1,000,000

See accompanying Notes to Financial Statements

The Hong Kong Winalite Group Limited

(A development stage company)

Balance Sheet

As of October 31, 2007

(Stated in US Dollars)

ASSETS	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current liabilities
Accrued expenses	$5,000
Amount due to a director - Note 7	5,620

TOTAL LIABILITIES	10,620

COMMITMENT AND CONTINGENCIES - Note 8

STOCKHOLDERS' (DEFICIT)
Common stock: par value HK$0.01 per share - Note 9
Authorized 1,000,000 shares; issued and	1,285
outstanding 1,000,000 shares
Accumulated losses	(11,889)
Accumulated other comprehensive expense	(16)

TOTAL STOCKHOLDERS' (DEFICIT)	(10,620)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$-

See accompanying Notes to Financial Statements

The Hong Kong Winalite Group Limited

(A development stage company)

Statement of Cash Flows

For the period from September 10, 2007 (date of incorporation) to October 31, 2007

(Stated in US Dollars)

Cash flows from operating activities
Net loss	$(11,889)
Changes in operating assets and liabilities:
Accrued expenses	4,991
Amount due to a director	5,610

Net cash flows used in operating activities	(1,288)

Cash flows from financing activities
Proceeds from issuance of shares	1,288

Net cash flows provided by financing activities	1,288

Net (decrease)/increase in cash and cash equivalents	-

Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$-

Cash paid for:
Interest	$-
Income taxes	-

See accompanying Notes to Financial Statements

The Hong Kong Winalite Group Limited

(A development stage company)

Statement of Stockholders' (Deficit)

(Stated in US Dollars)

				Accumulated
	Common stock			other
	No. of		Accumulated	comprehensive
	shares	Amount	losses	expense	Total

Issuance of shares	1,000,000	$1,285	$-	$-	$1,285

Net loss	-	-	(11,889)	-	(11,889)

Foreign currency translation
adjustments	-	-	-	(16)	(16)

Balance, October 31, 2007	1,000,000	$1,285	$(11,889)	$(16)	$(10,620)

See accompanying Notes to Financial Statements

The Hong Kong Winalite Group Limited

(A development stage company)

Notes to Financial Statements

For the period from September 10, 2007 (date of incorporation) to October 31, 2007

(Stated in US Dollars)

1.

Corporate information

The Hong Kong Winalite Group Limited (the “Company”) was incorporated in Hong Kong on September 10, 2007 for the purpose of exploring new business opportunities.

2.

Description of business

The Company is a development stage company and has no activity during the period.

3.

Basis of presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

4.

Summary of significant accounting policies

Continuance of operations

These financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business.  As of October 31, 2007, the Company had working deficit of $10,620, stockholders' deficit of $10,620 and accumulated losses of $11,889 respectively.  These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management plans on the continuation of the Company as a going concern include financing the Company's existing and future operations through additional issuance of common stock and/or advances from the stockholders and seeking for profitable business opportunities.  However, the Company has no assurance with respect to these plans.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash equivalents comprise highly liquid investments with initial maturities of three months or less to be cash equivalents.

The Hong Kong Winalite Group Limited

(A development stage company)

Notes to Financial Statements

For the period from September 10, 2007 (date of incorporation) to October 31, 2007

(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont'd)

Basic and diluted earnings per share

The Company reports basic earnings per share in accordance with SFAS No. 128, “Earnings Per Share”.  Basic earnings per share is computed using the weighted average number of shares outstanding during the period presented.  The weighted average number of shares of the Company represents the common stock outstanding during the reporting period.

Income taxes

The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Off-balance sheet arrangements

The Company does not have any off-balance sheet arrangements.

Foreign currency translation

The functional currency of the Company is Hong Kong dollars (“HK$”).  The Company maintains its financial statements in the functional currency.  Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the period.

For financial reporting purposes, the financial statements of the Company which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet date and revenue and expenses are translated at the average exchange rates and stockholders' equity is translated at historical exchange rates.  Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders' equity.  The exchange rate in effect at October 31, 2007 was HK$1.00 for USD0.13.  There is no significant fluctuation in exchange rate for the conversion of HK$ to US dollars after the balance sheet date.

The Hong Kong Winalite Group Limited

(A development stage company)

Notes to Financial Statements

For the period from September 10, 2007 (date of incorporation) to October 31, 2007

(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont'd)

Fair value of financial instruments

The carrying values of the Company's financial instruments, including accrued expenses and amount due to a director, approximate their fair values due to the short-term maturity of such instruments.

It is management's opinion that the Company is not exposed to significant interest, price or credit risks arising from these financial instruments.

Recently issued accounting pronouncements

In July 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48 “Accounting for Uncertainty in Income Taxes”.  This interpretation requires that the entity recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  The provision of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings.  The adoption of this FIN 48 does not have any impact on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157 “Fair Value Measurement” (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year.  The provisions of this statement should be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except in some circumstances where the statement shall be applied retrospectively.  The Company is currently evaluating the effect of SFAS 157 on its financial statements.

In September 2006, the FASB released SFAS No. 158 “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans: an amendment of FASB Statements No. 87, 88, 106, and 132(R)” which requires an employer to recognize the over funded or under funded status of defined benefit and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through an adjustment to comprehensive income.  This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.  SFAS 158's requirement to recognize the funded status of a benefit plan and new disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006.  The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.  The Company is currently evaluating the effect of SFAS 158 on its financial statements.

The Hong Kong Winalite Group Limited

(A development stage company)

Notes to Financial Statements

For the period from September 10, 2007 (date of incorporation) to October 31, 2007

(Stated in US Dollars)

4.

Summary of significant accounting policies (Cont'd)

Recently issued accounting pronouncements (Cont'd)

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements.  In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures.  SAB No. 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006.  The adoption of this SAB does not have any impact of the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS 159”).  SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date.  The fair value option may be elected on an instrument-by-instrument basis, with few exceptions.  SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between companies that choose different measurement attributes for similar assets and liabilities.  The requirements of SFAS 159 are effective for fiscal year beginning January 1, 2008.  The Company is in the process of evaluating this standard and therefore has not yet determined the impact that SFAS 159 will have on the financial statements upon adoption.

5.

Income taxes

Loss before income taxes	$(11,889)

Expected benefit at statutory rate of 17.5%	(2,081)
Valuation allowance	2,081

-

Recognized deferred income tax asset is as follows :-

Operating losses available for future periods	$2,081
Valuation allowance	(2,081)

-

No provision for Hong Kong profits tax has been made in these financial statements as the Company did not carry on any business in Hong Kong during the reporting period.

As of October 31, 2007, the Company had operating losses carried forward of $11,889 that can be utilized for an unlimited period of time.  The management determined that the operating losses did not meet the realization criteria and thereby valuation allowance of $2,081 was made against the deferred tax asset.

The Hong Kong Winalite Group Limited

(A development stage company)

Notes to Financial Statements

For the period from September 10, 2007 (date of incorporation) to October 31, 2007

(Stated in US Dollars)

6.

Net loss per share

During the reporting period, the Company did not issue any dilutive instruments.  Accordingly, the reported basic and diluted loss per share is the same.

7.

Amount due to a director

The amount is interest-free, unsecured and repayable on demand.

8.

Commitment and contingencies

The Company had no commitments or contingent liabilities as of October 31, 2007.

9.

Common stock

The common stock of the Company represented the issued and paid up capital.  The Company's authorized, issued and outstanding common stock is as below.

Authorized

The Company was incorporated with authorized common stock of HK$10,000 divided into 1,000,000 shares of par value of HK$0.01 per share (as amended pursuant to the subdivision of the Company's common stock subsequent to the balance sheet date, details of which are set out in note 12 to financial statements).

Issued and outstanding

At date of incorporation on September 10, 2007, 1,000,000 shares of HK$0.01 each (as amended pursuant to the subdivision of the Company's common stock subsequent to the balance sheet date, details of which are set out in note 12 to financial statements) of the Company's common stock was issued at par for cash.

10.

Stock incentive plan

The Company has not established any stock incentive plan since its incorporation.

The Hong Kong Winalite Group Limited

(A development stage company)

Notes to Financial Statements

For the period from September 10, 2007 (date of incorporation) to October 31, 2007

(Stated in US Dollars)

11.

Related party transactions

Apart from the transactions as disclosed in note 7 to the financial statements, the Company had no other material transactions with its related parties during the reporting period.

12.

Subsequent events

Pursuant to an ordinary resolution passed on November 21, 2007, the authorized capital of the Company was increased from HK$10,000 to HK$500,000 by creation of additional 490,000 shares of HK$1 each, ranking pari passu in all respects with the existing shares of the Company.

Pursuant to a special resolution passed on November 23, 2007, the issued and unissued common stock of the Company were subdivided from 1 share of HK$1 each into 100 shares of HK$0.01 each.

On November 24, 2007, the issued common stock of the Company was increased to HK$14,000 by allotment of 400,000 shares of HK$0.01 each at par for cash in order to broaden the capital base of the Company.

On December 10, 2007, the issued common stock of the Company was increased to HK$480,000 by allotment of 46,600,000 shares of HK$0.01 each at par for cash in order to broaden the capital base of the Company.

Gourmet Herb Growers, Inc.

Pro Forma Condensed

Combined Financial Statements

September 30, 2007 (unaudited)

(Stated in US dollars)

Gourmet Herb Growers, Inc.

(A development stage company)

Pro Forma Condensed Combined Financial Statements

Index to Pro Forma Condensed Combined Financial Statements

Pages

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	1

Unaudited Pro Forma Condensed Combined Balance Sheet	2

Unaudited Pro Forma Condensed Combined Statements of Operations	3 - 4

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	5 - 6

Gourmet Herb Growers, Inc.

(A development stage company)

September 30, 2007

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the acquisition of The Hong Kong Winalite Group Limited (“Winalite”) by Gourmet Herb Growers, Inc. (the “Company”) (the “Exchange Transaction”). The unaudited pro forma condensed combined financial statements were prepared using the historical financial statements of the Company and historical financial statements of Winalite. Please note that the unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of the Company and Winalite, respectively. The Company's financial information can be found in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 and quarterly report on Form 10-QSB for the nine months ended September 30, 2007. The financial information of Winalite is filed together with this Pro Forma Condensed Combined Financial Statements on 8-K.

The unaudited pro forma condensed combined balance sheet as of September 30, 2007 combines the unaudited condensed balance sheet of the Company as of September 30, 2007 and the audited balance sheet of Winalite as of October 31, 2007 and assumes that the Exchange Transaction was consummated on September 30, 2007.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007 assume that the Exchange Transaction was consummated on January 1, 2006. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2006 only represents the audited statement of operations of the Company as Winalite was incorporated on September 10, 2007. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2007 combines the unaudited condensed statement of operations of the Company for the nine months ended September 30, 2007 with the audited statement of operations of Winalite for the period from September 10, 2007 (date of incorporation) to October 31, 2007.

The information presented in the unaudited pro forma condensed combined financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange Transaction occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange Transaction.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

Gourmet Herb Growers, Inc.

(A development stage company)

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2007 (Unaudited)

(Stated in US Dollars)

	The Company	Winalite
	As of	As of
	September 30,	October 31,	Pro Forma		Pro Forma
	2007	2007	Adjustments		Combined

ASSETS
			$400,000	[1]
Current Assets			(392,000)	[2]
Cash and cash equivalents	$-	$-	60,395	[5]	$68,395

TOTAL ASSETS	$-	$-	$68,395		$68,395

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current liabilities
Accounts payable	$825	$-			$825
			$400,000	[6]
Accrued expenses	-	5,000	69,231	[7]	474,231
			80,000	[6]
Amount due to a director	-	5,620	36,410	[7]	122,030

TOTAL LIABILITIES	825	10,620	585,641		597,086

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT)
Preferred stock, $0.001 par value,
1,000,000 shares authorized,
no shares issued and outstanding	-	-			-

Common stock, $0.001 par value,			11,200	[1]
500,000,000 shares authorized,			291,234	[3]
49,740,933 shares issued and			(315,973)	[4]
outstanding	1,600	1,285	60,395	[5]	49,741
			388,800	[1]
			(392,000)	[2]
			(396,790)	[3]
Capital in excess of par value	103,131	-	315,973	[4]	19,114
Accumulated other comprehensive expenses	-	(16)			(16)
			105,556	[3]
Deficit accumulated during the			(480,000)	[6]
development stage	(105,556)	(11,889)	(105,641)	[7]	(597,530)

TOTAL STOCKHOLDERS' (DEFICIT)	(825)	(10,620)	(517,246)		(528,691)

TOTAL LIABILITIES AND STOCKHOLDERS'
(DEFICIT)	$-	$-	$68,395		$68,395

Gourmet Herb Growers, Inc.

(A development stage company)

Pro Forma Condensed Combined Statements of Operations

Year ended December 31, 2006 (Unaudited)

(Stated in US Dollars)

	The Company
	Year ended
	December 31,		Pro Forma		Pro Forma
	2006	Winalite	Adjustments		Combined

Revenue	$-	$-			$-

Operating expenses			$(480,000)	[6]
Administrative expenses	(9,420)	-	(105,641)	[7]	(595,061)

Loss from operations	(9,420)	-			(595,061)
Finance costs	(410)	-			(410)

Loss before income taxes	(9,830)	-			(595,471)
Income taxes	-	-			-

Net loss	$(9,830)	$-	$(585,641)		$(595,471)

Loss per share: basic and diluted	$(0.01)	$-			$(0.01)

Weighted average number of shares
Outstanding: basic and diluted	1,600,000	-			48,000,000

Gourmet Herb Growers, Inc.

(A development stage company)

Pro Forma Condensed Combined Statements of Operations

Nine months ended September 30, 2007 (Unaudited)

(Stated in US Dollars)

		Winalite
	The Company	From September
	Nine	10, 2007 (date of
	months ended	incorporation) to
	September 30,	October 31,	Pro Forma	Pro Forma
	2007	2007	Adjustments	Combined

Revenue	$-	$-		$-

Operating expenses
Administrative expenses	(7,970)	(11,889)		(19,859)

Loss from operations	(7,970)	(11,889)		(19,859)
Finance costs	(224)	-		(224)

Loss before income taxes	(8,194)	(11,889)		(20,083)
Income taxes	-	-		-

Net loss	$(8,194)	$(11,889)		$(20,083)

Loss per share: basic and diluted	$(0.00)	$(0.01)		$(0.00)

Weighted average number of shares
Outstanding: basic and diluted	1,600,000	1,000,000		48,000,000

Gourmet Herb Growers, Inc.

(A development stage company)

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

(Stated in US Dollars)

1.

Basis of presentation

On December 28, 2007, the Company acquired Winalite by issuing 352,914,286 common shares at par value of $0.001 each (equivalent to 48,000,000 common shares after the reverse split to be complete in January 2008 as mentioned below) to the then shareholders of Winalite in exchange for all of their issued and outstanding common stocks in Winalite and Winalite became the wholly-owned subsidiary of the Company.

After the acquisition of Winalite, the Company plans to implement a reverse split in January 2008 of which the issued common shares of the Company will decrease from 365,714,286 to 49,740,933 with par value remain unchanged at $0.001 each.

The Exchange Transaction is deemed to be a reverse acquisition.  In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, the Company (the legal acquirer) is considered the accounting acquiree and Winalite (the legal acquiree) is considered the accounting acquirer. The financial statements of the combined entity will in substance be those of Winalite, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of consummation of the Exchange Transaction.  The Company is deemed to be a continuation of the business of Winalite.  The outstanding stock of the Company prior to the Exchange Transaction will be accounted for at their net book value and no goodwill will be recognized.

2.

Unaudited pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:-

[1]

To record issuance of 11,200,000 common stock (equivalent to 1,523,316 common shares after the reverse split to be complete in January 2008) of the Company for a consideration of $400,000 immediately prior to the Exchange Transaction.

[2]

To record the special cash dividend of $0.245 per share totaling $392,000 declared to the shareholders of the Company prior to the Exchange Transaction.

[3]

To record issuance of 352,914,286 common stock of the Company at $0.001 per share (equivalent to 48,000,000 common shares after the reverse split to be complete in January 2008) to the then shareholders of Winalite in exchange for all of their issued and outstanding common stocks in Winalite and to recapitalize for the Exchange Transaction.

Gourmet Herb Growers, Inc.

(A development stage company)

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

(Stated in US Dollars)

2.

Unaudited pro forma adjustments (Cont'd)

[4]

To record the reverse split which is deemed to be complete as of September 30, 2007 of which the issued common shares of the Company will decrease from 365,714,286 to 49,740,933 with par value remain unchanged at $0.001 each.

[5]

To record issuance of 47,000,000 common stock of Winalite at par value of HK$0.01 each prior to the Exchange Transaction.

[6]

To record the costs incurred for the Exchange Transaction.

[7]

To record the services fee relating to the services rendered associated with the Exchange Transaction.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement, dated December 28, 2007, among the Company, The Hong Kong Winalite Group Limited and its stockholders.
3.1*	Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed on July 21, 1999].
3.2*	Certificate of Amendment to the Articles of Incorporation of the Company [incorporated by reference to Exhibit 2 to the Company's Quarterly Report on Form 10-QSB filed on May 19, 2005].
3.3*	Certificate of Amendment to Articles of Incorporation of the Company [incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on December 17, 2007].
3.4	Amended and Restated Bylaws of the Company adopted on December 28, 2007.
10.1	Form of Restricted Stock Purchase Agreement.
10.2	Financial Advisory Agreement, dated October 30, 2007, by and between HFG International, Limited and The Hong Kong Winalite Group Limited.
14.1	Business Ethics Policy & Code of Conduct for the Company adopted on March 12, 2004.
16.1	Letter from Pritchett, Siler & Hardy, P.C. to the Securities and Exchange Commission, dated January 4, 2008.
21.1	Subsidiaries of the Company.

* Incorporated by Reference